UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):              December 6, 2013

     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

  (917) 804-3584

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.1.	Completion of Acquisition or Disposition of Assets.

On December 6, 2013, AgFeed Industries, Inc. (the “Company”) completed its sale to Ningbo Tech-Bank Co., Ltd (“NTB”) and its subsidiary Good Charm International Development Ltd. (the “Purchaser”) of all of the outstanding capital stock of AgFeed Industries, Inc. (British Virgin Islands), a direct wholly-owned subsidiary of the Company and the parent company of the Company’s Chinese subsidiaries (the “China Transaction”). At the closing of the China Transaction, the Company received net cash proceeds, after fees and expenses of the transaction, of approximately $44.5 million.

Item 8.01.	Other Events.

On December 6, 2013, in connection with the closing of the China Transaction, the Company, NTB and the Purchaser entered into a Second Amendment (the “Amendment”) to the Agreement for the Purchase and Sale of Shares, among the Company, NTB and the Purchaser, with respect to the China Transaction (as previously amended, the “Agreement”). The Second Amendment provides for a $250,000 reduction of the purchase price under the Agreement in return for the waiver by the Purchaser of certain closing deliveries otherwise required under the Agreement. The foregoing description of the Amendment is a summary only and is qualified in its entirety by the copy of the Amendment filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In conjunction with the closing, the parties agreed to escrow $558,000, representing the Company’s estimate of the net working capital, cash and livestock adjustment to which the Company is entitled under the Agreement. The amount is escrowed until the final determination of the post-closing adjustment (representing the difference between the final net working capital, cash and livestock adjustment amount and the estimated adjustment amount that was escrowed). Pursuant to the Agreement, the Purchaser has 15 business days to submit a closing statement detailing the Purchaser’s determination of the post-closing adjustment under the Agreement, and the Company has an opportunity to object to Purchaser’s determination. The Company must only make a post-closing adjustment payment to Purchaser (including forfeiting the amount held in escrow) if the amount of such adjustment exceeds $1 million.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Note applicable

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1) Second Amendment to Agreement for the Sale and Purchase of Shares, dated as of December 6, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.

* * * * *

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NOTICE TO SHAREHOLDERS

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: December 9, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGREED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
2.1

Second Amendment to Agreement for the Sale and Purchase of Shares, dated as of December 6, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.

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